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                                                           EXHIBIT 4.3

                                   CORE, INC.
                              AMENDED AND RESTATED
                             1991 STOCK OPTION PLAN


     WHEREAS, CORE, INC., a Massachusetts corporation then known as Peer Review Analysis, Inc. (the "Company"), established a Stock Option Plan on May 20, 1991 (as amended, the "Plan");

     WHEREAS, the Plan has been amended on September 24, 1992, March 23, 1995 and October 21, 1996;
     WHEREAS, the Company desires to amend and restate the Plan to incorporate into the Plan all amendments the Plan;
     NOW, THEREFORE, the Plan is amended and restated to read as follows:

          1.  Purpose of the Plan.  The Company wishes to advance its interests
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by encouraging and enabling eligible employees of the Company and other persons affiliated with the Company to acquire stock in the Company, and believes that the granting of stock options, including both "Incentive Stock Options" and "non-ISOs" will stimulate the efforts of such persons, strengthen their desire to remain with the Company, provide them with a more direct interest in its welfare and assure a closer identification between them and the Company. In order to provide for the granting of stock options over a longer period of time, the Company has adopted this 1991 Stock Option Plan in furtherance of its objectives with respect to its employees and other persons affiliated with the Company. As used herein, an "Incentive Stock Option" shall mean an option described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and, a "non-ISO" shall mean an option (i) in which the fair market value of the stock which may be acquired upon exercise of such option exceeds the limitation for Incentive Stock Options set forth in Section 6 hereof, (ii) which for some other reason does not satisfy the requirements of the Code applicable to Incentive Stock Options; or (iii) which was granted after December 31, 1986, and contains terms that provide that it will not be treated as an
Incentive Stock Option.   As used herein, "Stock Options" shall include both
Incentive Stock Options and non-ISOs.

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          2.  Amount of Stock Subject to the Plan.  The total number of shares
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of Common Stock, par value $0.10 per share, of the Company which may be sold pursuant to Stock Options granted under the Plan shall not exceed 1,200,000 shares. The shares sold under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company. In the event that any Stock Options granted under the Plan shall terminate or expire for any reason without having been exercised in full, the shares not purchased under such Stock Options shall be again available for Stock Options which may be granted pursuant to the Plan.

          3.  Administration.  The Plan shall be administered by the Board of
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Directors of the Company (the "Board").  The Board shall have the authority, in its discretion, to grant an Incentive Stock Option to any eligible employee and a non-ISO to any person. All Stock Options shall be evidenced by written instruments (which need not be uniform).

          The Board shall have authority in its discretion to determine the individuals to whom Stock Options shall be granted, the times when they shall receive them, the option price of each Stock Option, the period during which and terms and conditions under which each Stock Option may be exercised, and the number of shares to be subject to each Stock Option.

          The Board shall also have authority to construe the respective Stock Options and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions not specified in or incorporated with the Plan to be included in the respective Stock Options (which need not be uniform) and to make all other determinations necessary or advisable for administering the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option in the manner and to the extent that it shall deem expedient to carry into effect, and it shall be the sole and final judge of such expediency. All actions or determinations of the Board shall be by majority vote of its members and the determination of the Board on the matters referred to in this section shall be conclusive.

          The Board may delegate any or all of its duties and responsibilities under this Plan to the Compensation Committee of the Board. Effective August 15, 1996, there is no requirement that the Compensation Committee be a "disinterested committee" as described in the First Amendment to the Plan.

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          Notwithstanding the foregoing, the Board's authority as set forth in this Section 3 with respect to matters involving Incentive Stock Options is subject to the express provisions and limitations of this Plan and subject to
Section 422 of the Code.

          4.  Eligibility & Grants to Non-Employee Directors.  (a)  Eligibility.
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Only employees of the Company shall be eligible to receive Incentive Stock
Options hereunder. A director of the Company who is not also an employee of the Company shall not be eligible to receive Incentive Stock Options hereunder. Employees, directors, consultants and other persons affiliated with the Company are eligible to receive non-ISO's hereunder.

          (b)  Grants to Non-Employee Directors.  Subject to stockholder
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approval (which was obtained on October 21, 1996), effective November 2, 1995
(the "Effective Date"), the objective formula pursuant to which non-employee directors are granted options under the Plan ("Formula Grant Options") shall be amended so that Formula Grant Options for such directors shall be equal to options for 36,000 shares to vest quarterly over three years. Each non-employee director serving on the Effective Date shall be granted an option coterminous with his or her then existing Formula Grant Option to reflect the increase in
(i) the number of shares underlying the amended Formula Grant Options, and (ii) quarterly vesting of such Formula Grant Options from 1,625 shares per quarter (19,500 over three years) to 3,000 shares per quarter (36,000 over three years).

          On and after August 15, 1996, in addition to Formula Grant Options, non-employee directors of the Company, at the discretion of the Board of Directors of the Company or, if applicable, the Compensation Committee of the Board, shall be eligible to receive other grants of options under this Plan or outside of this Plan.

          (c) Miscellaneous.  Effective on and after August 15, 1996, the Plan's
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restrictions on (a) amending provisions related to Formula Grant Options more than once every six months, and (b) disposing of the Common Stock issuable pursuant to Stock Options only after allowing six months to pass after such Common Stock is issued shall be deleted and of no further effect.

          5.  Restrictions on Incentive Stock Options.  An Incentive Stock
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Option shall not be granted to any employee, who, at the time the Incentive
Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, provided, however, that the

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prohibition of granting Incentive Stock Options to employees owning more than ten percent (10%) of the voting power of the Company or its parent or subsidiary corporation shall not apply if at the time such Incentive Stock Option is granted the price of Incentive Stock Option is at least 110% of the fair market value of the stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted. For the purposes of the preceding sentence, an individual is considered to own the stock directly or indirectly by or for his brothers, sisters, spouse, ancestors and lineal descendants.

          Notwithstanding any provisions of this Plan, any Incentive Stock Option granted hereunder shall contain all provisions required to be included in the terms of an Incentive Stock Option under Section 422 of the Code.

          6.  Option Prices and Payment.  The purchase price of Common Stock
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provided under each Stock Option granted pursuant to the Plan shall be set by the Board and in the case of Incentive Stock Options shall equal or exceed both the fair market value of the stock on the date of the granting of the Incentive Stock Option, as determined by the Board, and the par value per share of the Common Stock. The purchase price (plus the amount of any applicable withholding taxes) shall be paid in full upon each exercise of a Stock Option. The Board may, in its discretion, provide that the purchase price of Common Stock provided under either an Incentive Stock Option (granted pursuant to the Plan) or non-ISO may be payable with stock of the Company; provided, however, that in any event the purchase price of the Common Stock provided under each Incentive Stock Option shall equal or exceed the fair market value of the stock on the date of granting of the Incentive Stock Option, and such purchase price shall equal or exceed the par value per share of the Common Stock.

          The proceeds of the sale of stock subject to the Stock Options are to be added to the general funds of the Company and used for its corporate purposes.

          As stated in Section 3, the Board may delegate any or all of its duties and responsibilities to the Compensation Committee.

          7.  Period of Incentive Stock Options and Certain Limitations on to
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Rights Exercise Incentive Stock Options.  Each Incentive Stock Option shall
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expire no later than ten (10) years from the date of grant of the Incentive
Stock Option; provided, however, that except

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as provided in Sections 9 and 10 hereof, no holder of an Incentive Stock Option may exercise his Incentive Stock Option unless at the time of exercise he has been continuously in the employ of the Company since the grant of the Incentive Stock Option.

          Incentive Stock Options granted hereunder may also include provisions (which need not be uniform) designed to prevent violations of the Securities Act of 1933, and the rules and regulations thereunder, upon the exercise of an Incentive Stock Option or the sale or other disposition of the shares of Common Stock purchased on exercise of an Incentive Stock Option.

          No holder of any Incentive Stock Option or his or her legal representatives, legatees or distributees, as the case may be, will be or will be deemed to be a holder of any shares covered by the Incentive Stock Option unless and until he or she has exercised the Incentive Stock Option as to such shares, paid for such shares in full and received certificates representing such shares.

          8.  Non-transferability of Incentive Stock Options.  No Incentive
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Stock Option granted under the Plan shall be transferable otherwise than by will or by the laws of descent and distribution, and an Incentive Stock Option may be exercised during the lifetime of the employee to whom it is granted only by him or her.

          9.  Termination of Employment.  If the employment of an employee to
              -------------------------
whom an Incentive Stock Option has been granted terminates for any reason other than by death, the Incentive Stock Option holder may exercise his or her Incentive Stock Option (to the extent he or she was entitled to do so at the termination or employment) only at any time and from time to time within three
(3) months after such termination, but in no event after the expiration of his Incentive Stock Option; provided, however, that if the employment of an employee to whom an Incentive Stock Option has been granted terminates due to the permanent and total disability of such employee, such employee may exercise his or her Incentive Stock Option (to the extent he or she was entitled to do so at the termination of his employment) only at any time and from time to time within twelve (12) months after such termination, but in no event after the expiration of his Incentive Stock Option. Incentive Stock Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company. Nothing in the Plan or in any Stock Option granted under it shall confer any

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right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate any employment at any time.

          10.  Death of Holder of Incentive Stock Option.  In the event of the
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death of the holder of an Incentive Stock Option under the Plan while he or she is employed by the Company or a subsidiary of the Company, the Incentive Stock Option theretofore granted to him or her may be exercised (to the extent the deceased was entitled to do so at the date of his or her death) at any time and from time to time within a period of three (3) months after death by the person or persons to whom the rights under said Incentive Stock Option shall pass by will or the laws of descent and distribution, but in no event may such person or persons exercise the Incentive Stock Option after its expiration.

          11.  Adjustments Upon Changes in Capitalization.  Notwithstanding any
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other provisions of the Plan, in the event of any change in the outstanding
Common Stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, the aggregate number and class of shares available under the Plan and the number and class of shares subject to each outstanding Stock Option and the Stock Option prices shall be appropriately adjusted by the Board, whose determination shall be conclusive.

          12.  Amendment and Termination.  Unless the Plan shall have been
               -------------------------
terminated as hereinafter provided, the Plan shall terminate on May 20, 2001 (ten years from adoption) and no Stock Option under it shall be granted thereafter. The Board at any time prior to that date may terminate the Plan, or make such changes in it and additions or amendments to it as the Board shall deem advisable; provided, however, that any change in or addition or amendment to the Plan which shall (a) increase the aggregate number of shares of Common Stock of the Company which may be issued and sold upon the exercise of Incentive Stock Options granted pursuant to the Plan, or (b) reduce the minimum purchase price per share of Common Stock purchasable under any Incentive Stock Option granted pursuant to the Plan, shall be subject to approval by the stockholders of the Company within twelve (12) months after its adoption or the same shall become null and void.

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          No termination or amendment of the Plan may, without the consent of the holder of any Stock Option then outstanding, adversely affect the rights of such holder under the Stock Option.

          13.  Effectiveness of the Plan.  The Plan shall become effective upon
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adoption thereof by the vote in person or by proxy of the holders of a majority of the outstanding shares of Common Stock of the Company (which occurred on May 20, 1991) and shall remain effective until terminated as provided in Section 12 hereof.

           Any Incentive Stock Option granted pursuant to the Plan prior to the approval thereof by the stockholders of the Company shall be granted subject to such approval, and if such approval is not obtained within one (1) year after the date of grant, such Incentive Stock Option shall become null and void.

          Any Incentive Stock Option granted pursuant to the Plan after the adoption by the Board of any amendment to the Plan which is required by the provisions of Section 12 above to be approved by the stockholders of the Company and which could not have been granted but for such amendment shall, if granted before such approval is obtained, be granted subject to the obtaining of such approval, and if such approval is not obtained within one (1) year after the adoption of such amendment by the Board, such Incentive Stock Option shall become null and void.

          14.  Limitations on non-ISOs.  At the discretion of the Board of
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Directors, non-ISOs granted hereunder may contain some, all or none of the limitations described in Sections 5, 7, 8, 9 and 10, or other limitations.

          15.  Intent and Interpretation.  It is the intent of this Plan, as
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amended and restated (a) to conform with the Section 16 Rules promulgated under
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (b) to amend and restate the Plan without affecting its Incentive Stock Option status or its exempt status under Section 16(b) of the Exchange Act. Accordingly, this Plan, as amended and restated shall be interpreted, to the maximum extent possible, so that options granted under the Plan to directors and officers of the Company shall be exempt from Section 16(b) of the Exchange Act and that grants of Incentive Stock Options shall be issuable to eligible persons under the Plan.

                                         CORE, INC.

[Corporate Seal]                         By:   /s/ George C. Carpenter IV
                                            -----------------------------
                                               George C. Carpenter IV
                                               Chairman and Chief Executive
                                               Officer
Dated: October 22, 1996

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